As filed with the Securities and Exchange Commission on January 14, 2000.
                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   EVTC, INC.
             (exact name of registrant as specified in its charter)

     Delaware                       5169                      22-3005943
    (State or other       (Primary Standard Industrial     (I.R.S. Employer
     jurisdiction of      Classification Code Number)      Identification No.)
     incorporation
     or organization)

                             121 South Norwood Drive
                               Hurst, Texas 76953
                                 (817) 282-0022
          (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                                GEORGE S. CANNAN
                              Chairman of the Board
                                 DAVID A. KEENER
                      President and Chief Financial Officer
                                   EVTC, Inc.
                             121 South Norwood Drive
                               Hurst, Texas 76053
                                 (817) 282-0022
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             W. RAYMOND FELTON, ESQ.
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                            Metro Corporate Campus I
                              Post Office Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interestreinvestment plans, check the following box. ___

  If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X


                        CALCULATION OF REGISTRATION FEE


                                              Proposed   Proposed
                                              Maximum    Maximum
                               Amount         Offering   Aggregate  Amount of
Title of each Class of         to be          Price per  Offering   Registration
Securities to be Registered    Registered(1)  Share(2)   Price(2)   Fee

Class A Common Stock,           300,000       $ 5.75   $1,725,000    $ 479.55
  par value $.01 per share


--------------------


    1 Includes an indeterminate number of shares of common stock issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended.

    2 Estimated pursuant to Rule 457 based upon the closing price of the common stock on January 5, 2000 as reported on The Nasdaq Stock Market(TM) solely for the purpose of computing the registration fee.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

              SUBJECT TO COMPLETION, DATED JANUARY 14, 2000



                                   PROSPECTUS

                                   EVTC, INC.


                                 300,000 SHARES
                                  COMMON STOCK

     The Chase Manhattan Bank or an affiliate will sell its shares from time to time with this prospectus. See "Selling Shareholder" and "Plan of Distribution."

     Our common stock is quoted on the Nasdaq Stock Market(TM) under the symbol "EVTC." On January 5, 2000, the closing price for the common stock was $5.75 as reported by Nasdaq. An investment in the shares is speculative and only those purchasers who can afford to lose their entire investment should purchase shares.

     See " Risk Factors" beginning on page 5 for factors to be considered in connection with purchasing shares.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.












               The date of this prospectus is January   , 2000.

                                TABLE OF CONTENTS

                                                     Page
                                                     ----

                Prospectus Summary                     3
                Risk Factors                           5
                Where You Can Find
                 More Information                     10
                Incorporation of Certain
                 Information by Reference             11
                Use of Proceeds                       11
                Selling Shareholder                   12
                Plan of Distribution                  12
                Indemnification                       14
                Legal Matters                         14
                Experts                               14





         You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give any information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these shares.

                               PROSPECTUS SUMMARY

                                   EVTC, Inc.


         The following summary contains basic information about EVTC, Inc. and its subsidiaries, and this offering. It may not contain all the information that may be important to you. You should read this entire prospectus, the documents incorporated by reference, including the financial data and related notes, and the documents to which we have referred you before making an investment decision.

         EVTC, Inc. currently trades and does business as Environmental Technologies Corporation. We market and sell refrigerants and refrigerant reclaiming services. In December 1999, we entered into an agreement to purchase an internet marketing firm. Prior to July 1998, we also sold recycling and recovery equipment.

         Our automotive line of refrigerants includes R-12, R-22 and R-134a. We market this line under the label "Arctic Air" to wholesalers and distributors of automobile supplies for use by mechanics and technicians in servicing automobile air conditioning systems. We market a complete line of reclaimed and virgin refrigerants to HVAC/R wholesalers, mechanical contractors and large institutional and government users of refrigerants. We market R-134a in spray cans under our customers' private labels for use on dusting moisture-sensitive equipment, including personal computer screens, cabinets, peripherals and photographic equipment.

         We acquired Refrigerant Reclaim Services, Inc. in February 1994 and Global Refrigerant Management, Inc. in February 1995. These companies do business as Full Circle, Inc. Full Circle provides services for the recovery and reclamation of all refrigerants in response to the requirements of the Clean Air Act, which strictly regulates the use and disposal of refrigerants containing certain chemicals. Our recovery services consist of removing used refrigerants from air conditioning and refrigeration systems and transferring them into pressurized cylinders for collection. Our reclamation services consist of "cleaning" refrigerants to remove impurities and contaminants and returning them to purity standards set by the Air Conditioning and Refrigerant Institute ("ARI"). Reclaimed refrigerants, unlike recycled refrigerants, meet the same specifications as newly manufactured products. Full Circle markets its services to large users of refrigerants such as wholesalers of air conditioning and refrigeration equipment, air conditioning and refrigeration contractors and owners of air conditioned buildings and refrigeration and cold storage facilities. Full Circle also purchases used refrigerants for reclamation and resale. Typically, users choosing to retrofit or replace their CFC bearing equipment purchase refrigerants from us.

         FulCircle Recyclers, Inc. (d/b/a Full Circle) recycles and disposes fluorescent lighting ballasts of the type commonly found in office, industrial and institutional buildings. Prior to 1985, ballasts were manufactured using hazardous compounds, which created a need for special handling and disposal procedures when replacing ballasts or removing them at the end of their useful lives. Full Circle recycles and disposes of the hazardous wastes contained in used ballasts. Full Circle has developed a unique "demanufacturing" process that efficiently separates the ballast into recyclable products and hazardous waste. Both PCBs and DEHP are interchangeably demanufactured using the same plant and processes.

         The disposal process separates the components, recycles all materials that can be economically recovered and repackages volume reduced hazardous elements for safe destruction. Over 75% of the weight of a ballast is cooper, steel and aluminum, which is recovered and sold to scrap metals dealers. Only the PCB contaminated materials are sent off-site to an incinerator of PCB waste or to a chemical waste landfill, depending on the customer's preference.

         Full Circle has PCB disposal contracts with two major companies, which collectively control four PCB incinerators. We also have a PCB disposal contract with two major PCB landfill operators.

         In December 1999, we entered into an agreement to acquire afreegift.com, an internet direct marketing company. The purchase price is payable in our common stock under an earn out formula and the closing is subject to approval by our shareholders. (Refer to 8-K filed January 7, 2000)

         We were incorporated in Delaware in 1992 under the name "Environmental Technologies Corporation" and in 1997 we changed our name to "EVTC, Inc." Our principal executive offices are located at 121 South Norwood Drive, Hurst, Texas 76053, telephone number (817) 282-0022.

                                  RISK FACTORS


         Before you invest in the shares you should be aware that the value of the shares in the secondary market is subject to various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase the shares.

We were transferred from the Nasdaq National Market to the Nasdaq SmallCap Market in 1999 and if we do not continue to meet the listing criteria for the Nasdaq SmallCap Market, it could adversely affect our stock price.

         On May 17, 1999 we received notification from the Nasdaq Listing Qualifications Panel informing us of the Panel's decision to move trading of our common stock from the National Market to the Nasdaq Small Cap Market, subject to successfully completing the required application and review process. The Panel determined that we had evidenced compliance with the minimum bid price requirement of $1.00 per share; however, the Panel was of the opinion that we failed to present a definitive plan which would enable it to evidence compliance with the $5,000,000 minimum market value of public float requirement for continued listing on the Nasdaq National Market within a reasonable period of time. The Panel noted that we appear to comply with all requirements for continued listing on The Nasdaq Small Cap Market, and expressed confidence in our ability to sustain compliance with those requirements over the long term, particularly given our improved results from operations. We successfully completed the application and review process, demonstrating compliance with all requirements for inclusion on The Nasdaq SmallCap Market and effective with the open of business on May 20, 1999, our common stock began trading on to The Nasdaq SmallCap Market. We are confident of its ability to comply with all requirements for continued listing on The Nasdaq SmallCap Market; however, if we were to fail to meet the requirements for continued listing it could have a materially adverse effect on the price of our common stock

In recent years we have shifted our business emphasis and we are not certain that the demand is present in the market to sustain our business.

         In recent years we have also began marketing R-134a as a replacement refrigerant for R-12 for new automobile air conditioning systems and as a compatible replacement for R-22 for dusting moisture-sensitive equipment. During 1999 the Company's suppliers placed the Company under a tight allocation of R-134a. The shortage of R-134a during the year was a result of several R-134a plants closing and the strong worldwide demand for the product. The Company believes that world wide production of R-134a in the future will be sufficient to fulfill demand and prevent significant future shortages. Following our 1994 acquisition of Refrigerant Reclaim Services, Inc., we began providing refrigerant reclamation services and marketing reclaimed refrigerants. There can be no assurance that we will be able to successfully market R-134a as a replacement for R-12 or R-22 or that more effective replacement refrigerants will not be introduced which render R-134a less marketable, or that we will be successful in marketing reclaimed refrigerants or refrigerant reclamation services.

The limitations on commercial production and other factors may adversely affect the supply and price of R-12 resulting in a decline in our operating revenue.

         In the mid 1980's, increasing concern about damage to the earth's stratospheric ozone layer resulted in significant legislation governing production and use of products containing Chlorofluorocarbons ("CFCs"). CFC refrigerants primarily used include R-11, R-12, and R-502. In 1987, the United States became a signatory to the Montreal Protocol on Substances that Deplete the Ozone Layer (the "Montreal Protocol"), as amended in 1992, which requires its signatories to reduce and ultimately eliminate production and consumption of certain ozone depleting substances, including refrigerants. The Montreal Protocol has been implemented in the United States through the Clean Air Act and the regulations promulgated thereunder by the Environmental Protection Agency
(EPA). Pursuant to the Clean Air Act, which was amended in 1990 in response to additional evidence linking the use of CFCs to damage to the earth's ozone layer, production of CFCs ceased at the end of 1995. The Clean Air Act also requires the recovery or recycling of all refrigerants used in automobile, residential and commercial air conditioning and refrigeration systems.

         We are 100% dependent on alternative sources of supply of CFC's, such as reclaimed and recovered R-12. The cost of R-12 has increased dramatically since the 1990 amendments to the Clean Air Act and we anticipate that the cost of R-12 will continue to increase as the supply of R-12 continues to decrease. As part of the Omnibus Budget Reconciliation Act of 1990 (the "Omnibus Act"), CFC chemicals, including R-12, were subjected to a significant excise tax. The purchase of R-12 is subject to continual increased levels of taxation under the provisions of the Omnibus Act, including a tax on R-12 held in our inventory. We believe, based upon the strong demand for R-12 created by the Clean Air Act's limitations on production, that the increased cost of R-12 has not adversely affected sales of R-12 to date. There can be no assurance that in the event that the cost of R-12 to us increases and the corresponding increased price at which we must sell R-12 will not adversely affect our ability to market this product in the foreseeable future. The Company purchases used refrigerant from major HVAC wholesalers, mechanical contractors, salvage operations, large industrial and institutional users of refrigerant as well as brokers. The Company uses a network of wholesale HVAC supply stores that serve as collection stations for used refrigerants. There can be no assurance, however, that sufficient quantities of R-12 will be available to us on commercially reasonable terms or at all, or that sales of R-12 at increased price levels will offset anticipated declining revenues as a result of reduced supply.

Our sales are highly seasonal which often results in fluctuations in our operating results on a quarterly basis.

         Our shipments of our products are heavily concentrated in the winter and spring (second and third fiscal quarters) which sales in advance of the seasonal use of automobile air conditioning systems in most regions of the United States. As of result, the first and fourth fiscal quarters of our operations have historically reflected inventory build-up and seasonal operating losses, which has resulted in periodic cash flow difficulties. In the past, we have borrowed funds from a working capital revolving line of credit from a bank during such periods. Currently, the cash flow difficulties have been adequately funded by our credit facility. Our shift in concentration to sales of reclaimed refrigerants to the HVAC/R market and R-134a to the automotive air conditioning market indicates that a substantial portion of these customers will place their orders for refrigerant during the second and third fiscal quarters.

Unanticipated events, including delays in securing supplies at the time of peak sales or significant decreases in sales during such periods, could result in losses which would not easily be reversed before the following year. There can be no assurance that such factors will not cause significant fluctuations in operating results or significant operating losses.

The government's regulation of the production and use of refrigerants containing CFCs is extensive and expensive and we may not be able to fully comply with the regulations.

         Governmental agencies, including the EPA and various state agencies and county and local authorities acting in conjunction with federal and state authorities, extensively regulate the production and use of refrigerants containing CFCs, including R-12 and R-22. Pursuant to the Clean Air Act, which was amended in 1990 in response to evidence linking the use of CFCs to damage of the earth's ozone layer, production of CFCs ceased in 1995. In addition, since January 1, 1994, the Clean Air Act prohibits "non-essential" uses of R-22. The EPA has deemed the use of R-22 for dusting to be non-essential, which effectively prevents us from marketing this product.

         The Clean Air Act also requires the recycling of all refrigerants used in residential and commercial air conditioning and refrigeration systems.
Amendments to existing statutes and regulations, and adoption of new statutes and regulations which affect the marketing and sale of refrigerants including the marketing of replacement refrigerants such as R-134a, could require us to continually adapt our methods of operations and/or discontinue the sale of certain products at costs that would likely be substantial. There can be no assurance that we will be able, for financial reasons or otherwise, to adapt our operations to comply with applicable laws or regulations or obtain and maintain applicable licenses, permits and approvals in the future. Failure to do so could have a material adverse effect on us.

         Notwithstanding the restrictions on the production and use of refrigerants imposed by the Clean Air Act, we believe that our business prospects are significantly enhanced by the stringent enforcement of the comprehensive regulatory framework by the EPA. We believe that government mandates requiring the recycling and recovery of refrigerants have created demand for our reclaimed refrigerant products. However, the delay in enforcement of regulatory requirements governing the recycling and recovery of refrigerants have negatively affected us and all other participants in the recycling and recovery equipment market as purchasing decisions by contractors and technicians have been postponed as a result of the lack of enforcement. Any significant relaxation of existing regulatory requirements or continued delay in enforcement of anticipated regulatory requirements governing the recycling and recovery of refrigerants could have a material adverse effect on us.

Competing products and technologies may make some or all of our products non-competitive or obsolete.

         The markets for our products are highly competitive. We compete with numerous well-established companies that market refrigerants, many of which possess substantially greater financial, marketing, personnel and other resources than we do, which may position such companies to more effectively compete against us. Virgin refrigerants are typically marketed by companies which have significantly greater financial, manufacturing, distribution and other resources than we do, including large advertising budgets, enabling them to implement extensive advertising campaigns, both generally and in response to efforts by additional competitors to enter into new markets. We are aware of numerous other companies, which have developed or are developing products or alternative technologies, which are competitive with our products. Other products or alternative technologies, which are functionally similar to ours, are currently available from numerous competitors.

         There can be no assurance that we will be able to compete successfully, that competitors will not develop products or technologies that render our products obsolete or less marketable.

If we become subject to a claim, we may not have adequate insurance coverage.

         We may be exposed to potential significant product liability claims by our customers and users of our products. We do not maintain product liability insurance in connection with the marketing and sale of our refrigerants, due primarily to the relatively high cost of such insurance. Over the past ten years, we have only been subject to one product liability claim, which was successfully defended. An uninsured successful claim against us could have a material adverse effect on our business. We generally warrant our products to be free from defects in materials and workmanship for a specified period, usually limited to 6 months from the date of shipment. There can be no assurance that future warranty expenses will not have an adverse effect on our results of operations.

Our lack of insurance against potential environmental liability and increased regulations could have an adverse effect on our business.

         Our   refrigerant   operations   require  the  handling,   storage  and
transportation  of  R-12,  R-22,  R-134a  and  other  refrigerants,   which  are
classified as hazardous substances under certain laws. We do not maintain environmental impairment insurance and therefore cannot provide any assurance that we will not incur environmental liability from the use of hazardous substances. The use of hazardous substances is subject to extensive federal, state and local law and substantial regulation under these laws by governmental agencies, including the EPA, the Occupational Safety and Health Administration, and various state agencies and county and local authorities acting in conjunction with federal and state authorities. Among other things, these regulatory bodies impose requirements to control air, soil and water pollution, to protect against occupational exposure to such chemicals, including health and safety risks, and to require notification or reporting of the storage, use and release of certain hazardous chemicals and substances. We believe that we are in substantial compliance with all material federal, state and local laws and regulations, which govern our operations, and we have obtained all material licenses and permits required for the operation of our business. Amendments to statutes and regulations and/or our expanded level of operations in the future could require us to continually modify or alter methods of operations at costs which could be substantial and could subject us to increased regulation. We cannot provide any assurance that we will be able, for financial or other reasons, to comply with applicable laws and regulations. Our failure to comply with applicable laws and regulations could subject us to civil remedies, including fines and injunctions as well as potential criminal sanctions, which could have a material adverse effect on us.

Because we depend heavily on a limited number of suppliers and manufacturers, any delay, decrease or failure in the performance by the suppliers or manufacturers could prevent us from delivering our product in a timely manner which would adversely effect our profit margins and overall business.

         We purchase all of our refrigerants for our reclaiming, packaging and resale operations from third-party suppliers and manufacturers. We believe that there are numerous available sources of supply for both our reclaimed and virgin refrigerants. While we attempt to maintain alternative sources for our refrigerants, our business is subject to the risk of price fluctuations and periodic delays in delivery of such products. Accordingly, we are substantially dependent on the ability of such manufacturers and suppliers, among other things, to meet performance and quality specifications and to conform to delivery schedules. Failure by our manufacturers and suppliers to comply with these and other requirements may have a material adverse effect on our business. Further, we cannot provide any assurance that such manufacturers and suppliers will dedicate sufficient production capacity to satisfy our requirements for virgin refrigerants within scheduled delivery times. We generally purchase refrigerants, refrigerant containers, and raw materials from numerous suppliers and manufacturers. We do not maintain supply agreements with our suppliers or manufacturers and purchase refrigerants, refrigerant containers, and raw materials pursuant to purchase orders in the ordinary course of business.
Failure or delay by suppliers and manufacturers in supplying necessary refrigerants, refrigerant containers, and raw materials to us could adversely affect our profit margin and our ability to obtain and deliver products on a timely and competitive basis which could have a material adverse effect on us.

Because we will most likely not pay dividends, you will only profit from your investment if our stock price appreciates.

         We currently do not expect to declare or pay cash or other dividends in the foreseeable future. Earnings, if any, are expected to be retained to finance and invest in our business.

Since our Certificate of Incorporation includes issuing preferred stock by the Board of Directors, it is unlikely we can be acquired by anyone without the consent of our Board of Directors even if it is in your interest.

         Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock are currently outstanding. The Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or, other rights of the holders of our Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its preferred stock, we cannot provide any assurance that we will not do so in the future.

The exercise of warrants and options or the issuance of additional shares could adversely affect the market price of our stock.

         Future sales of common stock by existing stockholders and holders of options and warrants to purchase shares of common stock may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities. As of the date of this prospectus, approximately 4,000,000 shares of common stock, plus the 300,000 shares offered hereby, are freely tradable without restriction or registration under the Securities Act of 1933, as amended (the "Securities Act").

         This prospectus includes forward-looking statements. All statements other than statements of historical facts included in this prospectus, including certain statements under the "Prospectus Summary", may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that our assumptions and expectations will prove to have been correct. Important factors that could cause our actual results to differ from our expectations are disclosed below. These risks and uncertainties include those relating to regulatory action, capital requirements and competing products are described in the following section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, and we therefore file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Our common stock is quoted on Nasdaq, and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. Such material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet (http://www.sec.gov).

         We have filed with the Commission a registration statement on Form S-3 with respect to the shares being offered hereby. You may obtain copies of the registration statement from the Commission at the addresses in the previous paragraph. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. We refer you to the registration statement for further information about us and the shares. While we believe this prospectus provides the material information regarding the contracts and documents described herein, the statements contained in this prospectus as to the contents of any contract or any other documents are not necessarily complete and, in each such instance, you should refer to the copy of such contract or document filed as an exhibit to the registration statement.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents we filed with the Commission pursuant to the Exchange Act (File No. 0-20986) are hereby incorporated by reference in this prospectus, except as otherwise superseded or modified by this prospectus:

               Our Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1999,

               All documents subsequently filed by EVTC, Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus.

          Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will furnish without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon his written or oral request, a copy of any or all of the documents referred to above which have been incorporated into this prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to:

                                   EVTC, INC.
                             121 South Norwood Drive
                               Hurst, Texas 76053
         Attention: David Keener, President and Chief Financial Officer
                                 (817) 282-0022

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares by the selling shareholder or any affiliate.

                               SELLING SHAREHOLDER

          The shares are being registered pursuant to registration rights obligations we have to the selling shareholder. As of the date of this prospectus, the selling shareholder has beneficial ownership of the shares being offered because it owns a presently exercisable warrant to purchase such shares.

         The warrant was obtained as part of a forbearance agreement between the selling shareholder and us in effect in 1999 concerning our then outstanding indebtedness to the selling shareholder. In December 1999 we obtained new financing from another lender and repaid most of such indebtedness. A portion of our indebtedness to the selling shareholder, that was not repaid, was restructured as part of the refinancing. The selling shareholder currently intends to transfer the warrant to a non-banking affiliate prior to exercising the warrant or selling the shares. Other than the shares offered hereby, the selling shareholder does not hold more than one (1%) percent of out common stock nor has any of its principals ever held any position or office with us. All of the shares are issuable upon the exercise of warrants for $1.40 per share. We have been advised that the selling shareholder or its affiliate intends to sell the shares at unspecified times on a delayed or continuous basis depending upon, among other things, favorable market conditions.

         The following table sets forth certain information with respect to the beneficial ownership of the shares by the selling shareholder.

                    Beneficial                             Beneficial
                    Ownership           Number of          Ownership
                    of Shares of        Shares of          of Shares of
Name of Selling     Common Stock        Common Stock       Common Stock
   Shareholder      Prior to Offering   to be Offered      After Offering
---------------     -----------------   -------------      --------------

The Chase Manhattan
    Bank                300,000           300,000               0



                              PLAN OF DISTRIBUTION

           The selling shareholder has advised us that there are presently no underwriting arrangements with respect to the sale of the shares; however, such arrangements may exist in the future. The selling shareholder or an affiliate, or its pledgees, donees, transferees or other successors in interest, may choose to sell all or a portion of the shares from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or at negotiated prices.

           The shares may also be sold by one or more of the following methods, without limitation:

          - block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          - purchases by a broker or dealer as principal and resale by such broker and dealer for its account pursuant to this prospectus;

          - ordinary brokerage transactions, which may include long or short sales, and transactions in which the broker solicits purchases;

          - "at the market" to or through market makers and into an existing market for the shares;

          - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

          - through transactions in options, swaps or other derivatives, including transactions with broker-dealers or other financial institutions that require the delivery by such broker-dealers or institutions of the shares, which shares may be resold thereafter pursuant to this prospectus; or

          - any combination of the foregoing, or by any other legally available means.

           In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from the selling shareholder or its affiliate in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.


                                 INDEMNIFICATION

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

           The legality of the Shares offered by this prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, Woodbridge, New Jersey.

                                     EXPERTS

           The fiscal 1999 financial statements and schedule incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements and schedule of EVTC, Inc. as of September 30, 1998 and for each of the years in the two-year period ended
September 30, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                         300,000 Shares of Common Stock






                                   EVTC, INC.







                                   PROSPECTUS











                                 JANUARY , 2000


          Until February   , 2000, all dealers that effect transactions  in
          these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

The registrant estimates expenses in connection with the offering described in this Registration Statement will be as follows:

Item                                                         Amount

Securities and Exchange Commission Registration Fee       $   479.55
Printing and Engraving Expenses
Accountants' Fees and Expenses                              2,000.00
Legal Fees and Expenses                                     2,000.00
NASDAQ Listing Fees                                             -
Placement Agent's Fees and Expenses                             -
Miscellaneous                                                 520.45
                                                          ----------

              Total                                       $ 5,000.00
                                                          ==========



Item 15.  Indemnification of Directors and Officers.

           The description set forth under the caption "Indemnification of Directors and Officers" in EVTC's Registration Statement on Form S-1, filed October 20, 1992, No. 33-53496, is incorporated herein by reference.

Item 16.          Exhibits.

Exhibit
Numbers    Description of Documents

3.1        Amended and Restated Certificate of Incorporation(1)

3.2        By-laws of the Registrant(1)

10.2       1996 Stock Option Plan(2)

21.1       Subsidiaries of the Registrant(3)

23.1       Consent of BDO Seidman, LLP (page II-7)

23.2       Consent of KPMG LLP (page II-8)

24.1       Power of Attorney (page II-4)

 -------------------
(1) Filed as an Exhibit to the EVTC, Inc.'s Registration  Statement on Form
    S-1 (File No. 33-53496) and incorporated  herein by reference.
(2) Filed as an Exhibit to EVTC, Inc.'s Proxy Statement dated June 27, 1996 and incorporated herein by reference.
(3) Filed as an Exhibit to EVTC, Inc.'s Annual Report on form 10-K for the year ended September 30, 1999 and incorporated herein by reference.


Item 17.        Undertakings.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
Registration Statement:


     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hurst, Texas on the 14th day of January, 2000.

                                   EVTC, INC.

                                   By:   /s/ George Cannan
                                      ---------------------------------
                                        GEORGE CANNAN
                                        Chairman of the Board

                                POWER OF ATTORNEY

     KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Cannan, Sr. or David A. Keener his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                            Title                         Date
---------                            -----                         ----

/s/ George Cannan
-----------------------
George Cannan                 Chairman of the Board         January 14, 2000
                              and Chief Executive Officer

/s/ David A. Keener
-----------------------
David Keener                  President and Chief
                              Financial Officer             January 14, 2000

/s/ John Stefiuk
-----------------------
John Stefiuk                  Director                      January 14, 2000

/s/ Robert Casper
-----------------------
Robert Casper                 Director                      January 14, 2000

/s/ John Mazzuto
-----------------------
John Mazzuto                  Director                      January 14, 2000

                                                               Exhibit 5


                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           Metro Corporate Campus One
                                  P.O. Box 5600
                            Woodbridge, NJ 07095-0988

                                January 14, 2000

EVTC, Inc.
121 South Norwood Drive
Hurst, Texas 76053

           Re:   EVTC, Inc.

Gentlemen:

            We have acted as counsel to EVTC, Inc., a Delaware Corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (Registration No. 333-__________), covering the registration of 300,000 shares of common stock, par value $.01 per share ("Common Stock"). We have been asked to issue an opinion as to whether the Common Stock being registered will, when sold, be legally issued, fully paid, non-assessable, and binding obligations of the Company.

           As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

           In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

           Based solely upon and subject to the foregoing, we are of the opinion that the shares of Common Stock are duly authorized, issued and full paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

           We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                            Very truly yours,

                                            Greenbaum, Rowe, Smith,
                                            Ravin, Davis & Himmel LLP

                                                               Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT

EVTC, Inc.
Hurst, Texas


We hereby consent to incorporation by reference in the Registration Statement on Form S-3 of EVTC, Inc. of our report, dated December 8, 1999 except for Notes 5 and 13, as to which the date is December 23, 1999, relating to the consolidated financial statements and schedule of EVTC, Inc. appearing in the Company's September 30, 1999 Annual Report on Form 10-K. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


                                             BDO Seidman, LLP

Dallas, Texas
January 14, 2000

                                                                EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
EVTC Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of EVTC, Inc. of our report dated January 5, 1999, relating to the consolidated balance sheet of EVTC Inc. as of September 30, 1998 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the two-year period ended September 30, 1998, and related financial statement schedule, which report appears in the September 30, 1999 annual report on Form 10-K of EVTC Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG LLP




Dallas, Texas
January 14, 2000